UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

UNUM GROUP

(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices)(Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2015, the Board of Directors (the “Board”) of Unum Group (the “Company”) elected Ronald P. O’Hanley as a director of the Company, effective as of February 26, 2015. Mr. O’Hanley also was appointed to serve on the Human Capital Committee and the Risk and Finance Committee of the Board. The Board has affirmatively determined that Mr. O’Hanley is an independent director. Mr. O’Hanley was elected to fill a newly created position on the Board and will serve as a Class II director with a term of office expiring at the Company’s 2016 Annual Meeting of Stockholders. Mr. O’Hanley is the former President of Asset Management and Corporate Services at Fidelity Investments, where he served from May 2010 until February 2014. A copy of the news release issued by the Company on February 26, 2015 announcing Mr. O’Hanley’s election to the Board is attached hereto as Exhibit 99.1.

Mr. O’Hanley will participate in the standard compensation arrangement for non-employee directors, including receiving a pro-rata portion of the director’s annual cash retainer and restricted stock unit award for the current board year, as described on page 19 of the Company’s proxy statement filed with the Securities and Exchange Commission on April 9, 2014.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this report:

99.1	News release of Unum Group dated February 26, 2015, announcing the election of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: February 26, 2015	By:	/s/ Susan N. Roth
Name: Susan N. Roth
Title: Vice President, Transactions, SEC and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News release of Unum Group dated February 26, 2015, announcing the election of a new director.